                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                               ---------------

       Date of Report (Date of earliest event reported): APRIL 25, 1996
                                                         --------------


                      CABOT SAFETY HOLDINGS CORPORATION
              (Exact name of Registrant as specified in charter)


              DELAWARE                                      0-26942                                        13-3840450
     ----------------------------                  -----------------------                            ------------------
     (State or other jurisdiction                  (Commission file number)                              (IRS employer
         of incorporation                                                                             identification no.)


      ONE WASHINGTON MALL, EIGHTH FLOOR, BOSTON, MASSACHUSETTS 02108-2610
      -------------------------------------------------------------------
             (Address of principal executive offices)  (Zip Code)

                                (617) 371-4200
                                --------------
             (Registrant's telephone number, including area code)


                       There are 3 pages in this Report.

ITEM 5. OTHER EVENTS
        ------------

    The following is the text of a press release issued on April 25, 1996:

                        CABOT SAFETY TO ACQUIRE PELTOR

Boston, Mass. April 25, 1996--Cabot Safety Corporation, of Boston, today announced the signing of a definitive agreement to acquire Peltor Holding AB, of Varnamo, Sweden, a wholly owned subsidiary of Active I Malmo AB, also of Sweden for total consideration of $90 million, subject to due diligence, regulatory approvals and other customary conditions. It is anticipated that the transaction will be completed before the end of June 1996. Cabot Safety intends to finance the purchase through additional bank borrowings. Cabot Safety is also contemplating an initial public offering of its common stock in order to raise additional equity capital for potential future acquisitions and general corporate purposes. The proposed public offering will be made by means of a prospectus after a registration statement is filed with the Securities and Exchange Commission.

Peltor is the world's leading manufacturer of ear muff style hearing protection devices, including specialty muffs capable of two-way radio frequency communications. Their products are marketed worldwide through safety and industrial distributors and are sold to industry, government, military, and recreational markets. Peltor's annual sales of approximately $41 million for the year ended December 1995 are primarily in Europe. Peltor also has operations in East Providence, Rhode Island.

After becoming an independent company in July 1995, in partnership with Vestar Equity Partners LP, Cabot Corporation, and Cabot Safety senior management, Cabot Safety announced its strategy of growing through acquisitions, new product development and international expansion. Peltor will mark the second acquisition for Cabot Safety in the past year and the first major international expansion. Cabot Safety acquired Eastern Safety Equipment Co., Inc. in January 1996.

According to John D. Curtin, Jr., Chairman and CEO, "This acquisition clearly positions Cabot Safety as the worldwide leader in hearing protection and communication headset devices. The Peltor ear muffs and our E-A-R ear plugs will enable us to provide our distributors and users with the very best selection of hearing protection and communication headset devices around the world." Cabot Safety plans on continuing to use the Peltor brand name in the United States and abroad in conjunction with its other well-known safety product brands: AOSafety, E-A-R, and Eastern.

Cabot Safety is one of the world's leading manufacturers and marketers of a broad range of personal protection equipment and energy-absorbing polymers. The Company's personal protection products, which are marketed worldwide primarily through industrial safety distributors, are used by industry, government, the military, and healthcare providers. In addition, Cabot Safety's AOSafety consumer products can be found in retail outlets such as home centers, hardware, drug and sporting goods stores. Cabot Safety's fiscal year sales ending September 30, 1995 were $202.7 million.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 7, 1996                CABOT SAFETY HOLDINGS CORPORATION


                                 /s/ Mark V.B. Tremallo
                                 ------------------------------------
                                 Mark V.B. Tremallo
                                 Vice President, General Counsel and Secretary





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